UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b) Item 4.01 CHANGES IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

On November 29, 2006, Heritage Bankshares, Inc. (the “Company”) engaged Elliott Davis LLC (“Elliott Davis”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Audit Committee made the decision to engage Elliott Davis and that decision was approved, adopted, and ratified by the Company’s Board of Directors.

As previously reported in the Company’s Current Report on Form 8-K filed on December 29, 2005, the Company’s former accounting firm, PFK Witt Mares, PLC (“Witt Mares”), notified the Company on December 22, 2005 that it would decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Witt Mares indicated that it was declining to stand for reappointment due to the fact that it would not have an SEC Engagement Partner available for the Company’s 2006 audit when, pursuant to Rule 2.01(c)(6) of Regulation S-X, Witt Mares’ SEC Engagement Partner currently assigned to the Company’s account would be required to rotate off the account.

On November 17, 2006, Elliott Davis acquired Larrowe and Company, PLC (“Larrowe”). In September 2005, the Company had engaged Larrowe to assist initially with computational issues related to amounts reported in its financial statements under Statement of Financial Accounting Standards No. (“FAS”) 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (as Amended),” for the years ended December 31, 2000 through 2005. In June 2006, the Company converted its loan application system to calculate FAS 91 deferred costs and fees on an ongoing basis. Larrowe was consulted during the conversion process on the overall methodology of that process and evaluated the resulting output. In addition, during 2006, representatives of the Company consulted with Larrowe in connection with the presentation and adequacy of disclosures in its restated Annual Report on Form 10-KSB for the year ended December 31, 2004, with respect to the following accounting matters:

•	Deferral of loan fees and costs under FAS 91

•	Loans held for sale

•	Reporting sale of assets

•	Reporting of ineffective internal controls

•	Accounting for stock options

With respect to the financial results for 2005 (which were audited by Witt Mares), Larrowe provided assistance to the Company on the following accounting and disclosure issues during 2006:

•	Deferral of loan fees and costs under FAS 91

•	Impairment of an asset

•	Recognition of income on non-accrual loans

•	Procedures for recognition of impaired loans

During 2006, Larrowe provided general accounting consultation on the following issues related to the financial results of 2006.

•	Impairment of an asset under FAS 143 (“Accounting for Asset Retirement Obligations”)

•	Stock issuance costs

•	Reporting sale of assets

•	Share based payments under FAS 123R (“Share-Based Payment”)

•	Deferral of loan fees and costs under FAS 91

The Company sought Larrowe’s consultation to supplement the preparation of required financial disclosures by the Company’s accounting staff. There were no disagreements between the Company, Larrowe, and Witt Mares concerning the accounting or reporting of any of these matters for either of the 2004 or 2005 fiscal years.

No other independent registered public accounting firm was consulted on any of the above matters.

The Company has not otherwise consulted with Elliot Davis or Larrowe during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement or event as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions.

Item 8.01. OTHER EVENTS

On November 29, 2006, the Company announced that its Board of Directors declared a dividend on the Company’s common stock in the amount of $0.06 per share, payable on December 22, 2006 to shareholders of record on December 11, 2006.

The information contained in the press release attached as Exhibit 99.1 under Item 9.01 to this Form 8-K is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release issued by Heritage Bankshares, Inc. on November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: December 5, 2006

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Heritage Bankshares, Inc. on November 29, 2006